Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Alberto Shaio

COO & Interim CEO

ashaio@trans-lux.com

212.897.2224

TRANS-LUX APPOINTS SHAIO INTERIM CEO

New York, NY (April 24, 2018) – Trans-Lux Corporation (OTC: TNLX) Board Chairman George W. Schiele announced today that CEO Jean-Marc (JM) Allain has been on medical leave following a surgical procedure.  In his absence, Chief Operating Officer Alberto Shaio was appointed to serve as Interim CEO.

For more information, email info@trans-lux.com or visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation is a leading designer and manufacturer of TL Vision digital video displays and TL Energy LED lighting solutions for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. TL Energy enables organizations to greatly reduce energy related costs with green lighting solutions. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Trans-Lux Corporation, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.